EXHIBIT 10.33


                                AMENDMENT TO THE
                             STV GROUP INCORPORATED
                          EMPLOYEE STOCK OWNERSHIP PLAN


     STV Group Incorporated Employee Stock Ownership Plan (herein referred to as the "Plan") is hereby amended as follows:


1.   DIRECT ROLLOVER

     This applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     The following definitions shall apply:

          (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life expectancies) of the distributee and the distributee and the distributee's designated beneficiary, or for a specified period of ten year or more; any distribution to the extent distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (2) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.




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          (3)  A  distributee  includes  an  Employee  or  former  Employee.  In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


2.   COMPENSATION

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

3.   PLAN AMENDMENT

     Any amendment to the Plan shall be adopted by formal action of the Employer's board of directors, partners of the Employer or owner of the Employer, as appropriate, and executed by an officer, a partner or owner, as appropriate, authorized to act on behalf of the Employer.






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4.   BENEFIT DISTRIBUTION

     If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (1) The Plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) The participant, after receiving the notice, affirmatively elects a distribution.


     IN WITNESS WHEREOF, this Amendment has been executed this 3rd day of May, 1995.


                                                    STV GROUP INCORPORATED


                                                    By /s/ Peter W. Knipe
                                                       ------------------------
                                                       Employer


                                                    Attest /s/ Patrick M. Austin
                                                          ---------------------